EXHIBIT 10.18

MULTIMEDIA GAMES HOLDING COMPANY, INC.
AWARD OF SHARES OF RESTRICTED STOCK AGREEMENT
(Non-Employee Director)

Multimedia Games Holding Company, Inc. (the “Company”), pursuant to its 2012 Equity Incentive Plan (the “Plan”), hereby grants to Recipient an Award of Shares of Restricted Stock of its common stock (“Shares”) set forth below. Except as modified herein, this Award of Shares of Restricted Stock is subject to all of the terms and conditions as set forth herein and in the Plan, which is incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.
Recipient:

Grant Date:
Number of Shares Subject to Award:
Transfer Restriction: Unless and until the Shares will have vested in the manner set forth under the paragraph titled “Vesting Dates”, the Recipient will have no right to sell, transfer, convey, exchange, give, assign, pledge, encumber, or otherwise dispose of (“Transfer”) all or a portion of any interest in the Shares. Except as otherwise permitted by the Committee, any attempted Transfer of any Shares prior to them becoming Vested Shares (as defined below) shall be void and shall not transfer ownership in, title to, or any rights respecting the Shares. Shares which become vested hereunder shall be referred to herein as “Vested Shares.”
Consideration to the Company: In consideration of the grant of the award of Restricted Stock by the Company, the Recipient agrees to render faithful and efficient services to the Company or any of its Affiliates. Nothing in the Plan or this Award Agreement shall confer upon the Recipient any right to continue in the employ or service of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Recipient at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or its Affiliate and the Recipient.
Purchase Price: $0 per Share. The Recipient shall be permitted to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize income at the date of the grant of the Shares. The RECIPIENT (and not the Company or any of its agents) shall be solely responsible for appropriately filing such Section 83(b) election, even if the RECIPIENT requests the Company or its agents to make this filing on RECIPIENT’S behalf.
Vesting Date: Subject to the terms of the Plan and this Award Agreement and subject to the Recipient's continued employment or provision of services as a director to the Company through the applicable vesting dates, the Vesting Date for the Shares shall be one day prior to the Company’s next regular annual shareholders’ meeting following the Grant Date. Unless it is otherwise agreed to by the Recipient and the Company, all vesting shall cease on the date that is one day following the date the Recipient ceases to be a director of the Company (a “Cessation Date”) and no portion of the Shares which are unvested on the Cessation Date shall thereafter become Vested Shares and all unvested Shares shall be forfeited.
Accelerated Vesting Date:

1.Recipient’s death or Disability: All of the Shares shall become Vested Shares on the date of the Recipient’s death or Disability; and

2. Change of Control: If this Award Agreement is neither assumed nor substituted and continued (each as confirmed in writing) by an acquiror in connection with a Change of Control, all of the Shares shall become Vested Shares on the date of such Change of Control.

For purposes of this Award Agreement, “Change of Control” shall mean (a) the consummation of a merger, consolidation or reorganization approved by the Company’s shareholders, unless securities representing more than 50% of the total

2012 Plan – Restricted Stock Award Agreement (Director)

combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert other than a sale, transfer or disposition to an entity, at least 50% of the combined voting power of the voting securities of which is owned by the Company or by shareholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale; or (c) any transaction or series of related transactions within a period of 12 months pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d 5(b)(l) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) acquires (other than directly from the Company) beneficial ownership (within the meaning of Rule 13d 3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 35% of the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions; provided, however, that the event constituting such Change of Control also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the Company.

Clawback: Notwithstanding the terms of this Award Agreement or the Plan, any payment or delivery made pursuant to this Award Agreement which is subject to recovery under any law (including, without limitation, the Dodd‑Frank Wall Street and Consumer Protection Act of 2010 and the Sarbanes‑Oxley Act of 2002), government regulation, stock exchange listing requirement, or Company policy may be subject to such clawbacks or deductions as the Company may determine are required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy and nothing contained in this Award Agreement or the Plan shall in any way limit the Company’s rights or obligations to effectuate such clawback or deduction.

Conditions to Delivery of Shares: The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to the fulfillment of the following conditions:

-	The admission of such Shares to listing on all stock exchanges on which the Common Stock is then listed;

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The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable;

-	The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

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The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted in the immediately following paragraph.

Withholding: Notwithstanding anything to the contrary in this Award Agreement, the Company shall be entitled to require payment by the Recipient of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of Shares. Such payment shall be made by deduction from other compensation payable to the Recipient or in such other form of consideration acceptable to the Company, which may include one or a combination of the following methods of payment (described in the Plan) and subject to approval by the Committee at the time of payment:

-	Cash or wire transfer;

-	Bank or certified check payable to the Company; and

-	Delivery of already-owned shares having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; and

-	Net settlement of the Restricted Stock otherwise payable pursuant to the Award.
Assignability:    Until the Shares become Vested Shares, this Award of Shares of Restricted Stock shall not be Transferable by the Recipient, except as the Plan may otherwise provide.

2012 Plan – Restricted Stock Award Agreement (Director)

Limitations Applicable to Section 16 Persons: Notwithstanding any other provision of the Plan or this Award Agreement, if the Recipient is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Award Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Notices: Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Recipient shall be addressed to the Recipient at the Recipient's last address reflected on the Company’s records. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Governing Law: The laws of the State of Texas shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.
Additional Terms/Acknowledgements: The undersigned Recipient (who is referred to in the Plan as a “Participant”) acknowledges receipt of, and understands and agrees to, this Award Agreement and the Plan. Recipient further acknowledges that as of the Grant Date, this Award Agreement and the Plan set forth the entire understanding between Recipient and the Company regarding the acquisition of the Shares, and supersede all prior oral and written agreements on that subject. Any ambiguities or inconsistencies between the Plan and this Award Agreement shall be construed in accordance with the terms of this Award Agreement.

By his or her signature and the Company's signature below, the Recipient hereby acknowledges receipt of a copy of the Prospectus for the Plan in the form available on the Company’s intranet. A copy of the Plan is also available on the Company’s website in its public filings. The Recipient hereby agrees to be bound by the terms and conditions of the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Recipient further agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Award Agreement or the Plan.

Dated:____________________________

MULTIMEDIA GAMES HOLDING COMPANY, INC.        RECIPIENT
(“Company”)

By: _____________________________________________        ________________________
Name:                             Name:
Title:

2012 Plan – Restricted Stock Award Agreement (Director)
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